UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2014, we entered into a Separation Agreement dated February 10, 2014, with Marco Garibaldi (“Garibaldi”) and Edward DeFeudis (“DeFeudis”), the directors, officers and principal stockholders of our company prior to the share exchange transaction (the “Share Exchange”) resulting in our acquisition of Moneytech Limited on June 30, 2013, pursuant to a Share Exchange Agreement dated as of May 30, 2013 (the “Exchange Agreement”).  In connection with the Share Exchange, each of Garibaldi and DeFeudis deposited in escrow 1,120,000 shares of our common stock (the “GD Shares”) and we deposited in escrow all outstanding shares of the common stock of WikiTechnologies, Inc. (“WTI”).

If during the twelve-month period commencing July 1, 2013 (the “Escrow Period”), WTI achieved revenues of $4.2 million, a gross profit percentage of 25% and broke even (the “Benchmarks”), the GD Shares were to be returned to Garibaldi and DeFeudis and the shares of WTI (the “WTI Shares”) were to be returned to us.  If the Benchmarks were not met during the Escrow Period, at our option, the GD Shares were to be cancelled, and the WTI Shares were to be delivered to DeFeudis and Garibaldi, and we would no longer own any equity interest in WTI.

Pursuant to the Separation Agreement, it was agreed that the WTI Shares were to be delivered to Garibaldi and DeFeudis and 2,140,000 of the GD Shares were to be delivered to us for cancellation, with the remaining100,000 shares to be delivered to a noteholder of WTI.  As a result of the Separation Agreement, the number of shares of our common stock currently outstanding was reduced by 2,140,000 to 7,671,632, exclusive of an aggregate of 809,000 shares issuable pursuant to agreements, options and warrants currently outstanding, and we no longer own an equity interest in WTI, which is now owned by Garibaldi and DeFeudis.

Our Board of Directors authorized the Separation Agreement based upon an evaluation of the operations of WTI during which it became apparent that without substantial additional financing WTI would not be able to generate significant revenues and become profitable, and thus was unlikely to satisfy the financial benchmarks specified in the Share Exchange Agreement by June 30, 2014.  Accordingly, our Board of Directors determined that relinquishing our equity interest in WTI at this time on the terms and subject to the conditions set forth in the Settlement Agreement was in the best interests of our company and its stockholders.

On February 14, 2014 (the “Separation Closing Date”), pursuant to the Separation Agreement, each of Garibaldi and DeFeudis executed and delivered to us a “lock-up” agreement whereby he agreed not to sell publicly, pursuant to Rule 144 or otherwise, any of the shares of our common stock held by him for a period ending twelve months from the date on which we close a public offering of our securities (the “Source Offering”), provided that if by July 15, 2014, we have not completed a Source Offering, the restriction will not apply during the period commencing July 15, 2014 and ending on the date we request that the SEC declare effective a registration statement relating to a Source Offering.  Notwithstanding their agreement to lock up their shares (i) during each calendar month commencing with February 2014 and continuing to the date on which we close a Source Offering (the “Pre-Offering Months”), each of Garibaldi and DeFeudis will be permitted to sell pursuant to Rule 144 up to 2,500 shares of our Common Stock, (ii) any of such 2,500 shares not sold during a Pre-Offering Month may be carried forward and sold in another Pre-Offering Month, (iii) during the first three successive 30 day periods commencing as of the date of the closing of the Source Offering (each of such 30-day periods and the following successive 30-day periods being referred to as the “Post-Offering Months”), each of Garibaldi and DeFeudis will not be permitted to sell any of his shares of our common stock, (iv) during each of the fourth through the sixth Post-Offering Months each of Garibaldi and DeFeudis will be permitted to sell pursuant to Rule 144 up to 2,500 shares of our common stock currently held by him provided that there shall be no “carry-forward” of unsold shares, (iv) during each of the seventh through twelfth Post-Offering Months each of Garibaldi and DeFeudis shall be permitted to sell pursuant to Rule 144 up to 10,000 shares of our Common Stock currently held by him, provided that there shall be no “carry-forward” of unsold shares.  Garibaldi and DeFeudis shall be relieved of all restrictions under the lock-up agreement on the first anniversary of the closing of the Source Offering.

If at any time prior to the expiration of the ninety day period commencing on the expiration of the twelfth Post-Offering Month (the “Protected Period”), we effectuate a “reverse-split” of our common stock and there shall be issued to or otherwise set aside for or made available to Hugh Evans, our President, Chief Executive Officer, a Director and principal stockholder (“Evans”), any of our other directors or any of their respective family members or affiliates, a number of our shares in excess of 5% of the number of shares outstanding as of the completion of the reverse split (such issuance, the “Make-whole Issuance”), we shall be obligated to issue to each of Garibaldi and DeFeudis the number of shares of our common stock determined as follows:

X = ((number of shares held by Evans after Make-whole Issuance/number of shares held by Evans immediately after reverse split) x number of shares held by Garibaldi or DeFeudis after reverse split) – number of shares held by Garibaldi or DeFeudis after reverse split.

If the lock-up restriction is suspended July 15, 2014, because we have not closed the Source Offering, and 120 days expires before the closing of the Source Offering subjecting Garibaldi and DeFeudis to a new lock up period, the Protected Period shall expire on such 120th day.  If Messrs. Garibaldi and DeFeudis are re-locked on or prior to such 120th day, the Protected Period shall end 12 months after the closing of the Source Offering.

In addition, on the Separation Closing Date WTI executed and delivered an agreement granting us a right to acquire its technologies in the event WTI commences a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding whereby it could be adjudicated a bankrupt or insolvent, or consents to the entry of a decree or order for relief in respect of an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by WTI of a petition or answer or consent seeking reorganization or relief under any such applicable law, or the consent by WTI to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of WTI or of any substantial part of its property, or the making by WTI of an assignment for the benefit of creditors, or the taking of action by WTI in furtherance of any such action.

In connection with the consummation of the Separation Agreement, Evans and our company executed and delivered releases in favor of each of Garibaldi, DeFeudis and WTI, and each of Garibaldi, DeFeudis and WTI executed and delivered releases in favor of Evans and our company. In its release, WTI indemnified us against any claim that may be made by the Noteholder arising out of the actions of WTI.  Further, our designees serving on the Board of Directors of WTI delivered their resignations as directors of WTI.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 14, 2014, the transactions contemplated by the Separation Agreement, described under Item 1.01 and incorporated by reference herein, were consummated.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated February 10, 2014 by and among Source Financial, Inc., Hugh Evans, Marco Garibaldi and Edward DeFeudis.
10.2	Lock Up Agreement dated February 12, 2014 executed by Edward DeFeudis.
10.3	Lock Up Agreement dated February 12, 2014, executed by Marco Garibaldi.
10.4	Release dated February 12, 2014, executed by Edward DeFeudis.
10.5	Release dated February 12, 2014, executed by Marco Garibaldi.
10.6	Release dated February 12, 2014, executed by WikiTechnologies, Inc.
10.7	Release dated February 12, 2014, executed by Source Financial, Inc.
10.8	Release dated February 12, 2014, executed by Hugh Evans.
10.9	Right of First Refusal dated February 12, 2014, of Wiki Technologies, Inc. in favor of Source Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer